Exhibit 99.1

2400 Xenium Lane North, Plymouth, MN 55441 ▪ (763) 551-5000 ▪ www.christopherandbanks.com

CHRISTOPHER & BANKS CORPORATION REPORTS
SECOND QUARTER FISCAL 2020 FINANCIAL RESULTS

Minneapolis, MN, September 11, 2020 - Christopher & Banks Corporation (OTC: CBKC), a specialty women’s apparel retailer, today reported results for the second quarter ended August 1, 2020.

Second Quarter Fiscal 2020 Highlights:

•
Net sales decreased 29.9% to $58.5 million compared to the same period last year due to 36% fewer selling days related to temporary store closures, partially offset by 70.9% growth in its eCommerce business

•	As a percentage of sales, SG&A levered 20 basis points to 33.1%

•	Net loss totaled $15.1 million, or ($0.40) per share, compared to a net loss of $5.9 million, or ($0.16) per share in the same prior year period

•	Adjusted EBITDA* was negative $12.8 million compared to negative $3.0 million last year

•	Generated cash flow from operations of $5.1 million

Keri Jones, President and Chief Executive Officer, commented, “Our top priorities continue to be the health and safety of our associates and customers as well as the sustainability of our business. Due to the strong foundation that we built and strategic plan we advanced over the course of the last two years, we were able to move quickly to adapt to the challenges brought on by the COVID-19 pandemic. We leveraged our expanded omni-channel capabilities and store inventories, driving 70.9% growth in our eCommerce business for the second quarter. Notably, we saw accelerated growth in both our store customers shopping online for their first time as well as in new online customers, giving us even greater confidence in our longer term opportunities. Importantly, with the strong customer response we have seen to new assortments, we believe that the substantial increase in new merchandise arriving over the next several months set us up for significantly improved performance in the back half of the year.

Ms. Jones continued, “Prior to COVID, we were on our path to recovery through the execution of our strategic initiatives. I am very proud of our team’s efforts as we managed through this extremely challenging period and we remain committed to further advancing our strategies. At the same time, we are acutely focused on driving sales, managing inventory, minimizing expenses and protecting cash as we continue to navigate this pandemic and we believe we have adequate cash and availability to continue to effectively operate the business. We continue to work closely with our landlords and we are more than halfway through lease negotiations and pleased with our progress. We believe that we are well-positioned for the evolving retail landscape given our highly loyal customer base, great value proposition, product offering of casual comfort that matches our customer’s lifestyle, and our expanded omni-channel capabilities. We have the right management team, the right market positioning and infrastructure, and the right strategic plan to drive long term profitable growth in the new environment.”

Results for the Second Quarter Ended August 1, 2020

•
Net sales decreased 29.9% to $58.5 million,due to the sales impact of temporary store closures during the quarter and reduced traffic trends upon reopening, partially offset by a 70.9% increase in eCommerce sales. The Company saw 36% fewer selling days than the same period last year due to temporary store closures.

•
Gross margin rate was 10.9%, as compared to 29.3% in last year's second quarter. The decline in gross margin rate was due to a decrease in merchandise margin related to markdowns on seasonal product, higher shipping costs associated with the increase in eCommerce sales and the higher percent of those orders that were shipped from stores and deleverage on occupancy costs, despite the $2.2 million in rent savings related to negotiations in 2019.

•
Selling, general & administrative expenses (“SG&A”) decreased 30.2% to $19.4 million from $27.8 million in the prior year period. Of the $8.4 million decline, more than three-quarters was due to store and corporate compensation related to furloughs and salary reductions, with the remainder of the decrease primarily due to reduced marketing expense and lower costs related to medical benefits, professional services and store operations.

Balance Sheet Highlights and Capital Expenditures
Cash and cash equivalents totaled $2.8 million with $4.6 million in short term borrowings and net availability of $5.9 million under the credit facility as of the end of the second quarter. Long term debt of $15.0 million includes the $10 million PPP loan which is being used for qualified payroll expenses in accordance with the conditions of the loan agreement and we believe that the loan principal will be forgiven under the CARES Act.

Total inventory was $36.0 million at the end of the second quarter of 2020, down 26.0% compared to $48.7 million at the end of the same period last year. This compares to a 21.2% increase in inventory for the same period last year as the Company pulled forward product to mitigate higher tariff costs. In addition, in-transit inventory declined $6.5 million to last year due to a large portion of fall receipts shifting out approximately three weeks due to COVID related impacts to our supply chain.

Capital expenditures for the second quarter of 2020 were $0.3 million compared to $0.4 million in last year’s second quarter. This primarily reflects store investments for four new stores that were under construction prior to the pandemic.

Outlook
Due to the continued uncertainty from the COVID-19 Coronavirus, the Company will not be providing guidance for Fiscal 2020 at this time.
______________________
*Adjusted EBITDA is a non-GAAP financial measure. The Company defines Adjusted EBITDA as Net income (loss), adjusted for Income tax provision (benefit); Other income; Interest expense, net; Depreciation and Amortization; Stock compensation; Impairment of long-lived assets; and certain discretionary items. Please see “Non-GAAP Measures” below and reconciliations of this non-GAAP measure to the comparable GAAP measure that follows in the table below.

**Adjusted loss per share is a non-GAAP financial measure. The Company defines Adjusted loss per share as GAAP loss per share adjusted for certain discretionary items as outlined in the reconciliation of this non-GAAP measure to the comparable GAAP measure that follows in the table below.

Conference Call Information
The Company will discuss its second quarter Fiscal 2020 results in a conference call scheduled for today, September 11, 2020, at 8:30 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 705-6003 or (201) 493-6725 if calling internationally. Please dial in approximately 10 minutes prior to the start of the call. The conference call will be simultaneously broadcast live over the Internet at http://www.christopherandbanks.com. An online archive of the broadcast will be available within approximately one hour of the completion of the call and will be accessible at http://www.christopherandbanks.com for thirty days. In addition, an audio replay of the call will be available shortly after its conclusion and will be archived until September 18, 2020. This call may be accessed by dialing 1-844-512-2921 and using the passcode 13708495.

Non-GAAP Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release contains non-GAAP financial measures, Adjusted EBITDA and adjusted loss per share. The presentation of these non-GAAP measures is not in accordance with GAAP, and should not be considered superior to or as a substitute for net income or net loss, or any other measure of performance derived in accordance with GAAP. The Company believes the inclusion of these non-GAAP measures provides useful supplemental information to investors regarding the underlying performance of the Company’s business operations, especially when comparing such results to previous periods. These non-GAAP measures are not an alternative for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to its most directly comparable GAAP measure as provided in the tables below.

About Christopher & Banks
Christopher & Banks Corporation is a Minneapolis-based specialty retailer featuring exclusively designed privately branded women’s apparel and accessories. As of September 8, 2020, the Company operates 452 stores in 44 states consisting of 316 MPW stores, 77 Outlet stores, 31 Christopher & Banks stores, and 28 stores in its women’s plus size clothing division CJ Banks. The Company also operates the www.ChristopherandBanks.com eCommerce website.

Forward-Looking Statements
Certain statements in this press release and in our upcoming earnings conference call may constitute forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect our current views with respect to certain events that could have an effect on our future performance. The forward-looking statements relate to expectations concerning matters that are not historical facts and may use the words “will”, "expect", "anticipate", "plan", "intend", "project", "believe", “should”, "drive" "in order to" and similar expressions. Except for historical information, matters discussed in this press release or on our earnings conference call may be considered forward-looking statements.

These forward-looking statements are based largely on information currently available to our management and our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to a number of uncertainties and risks, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause the Company's future performance and financial results to differ materially from those expressed or implied by the forward-looking statements. We cannot guarantee their accuracy or our future performance, and there are a number of known and unknown risks, uncertainties, contingencies, and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that our expectations will, in fact, be achieved or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to, those factors described in Item 1A, “Risk Factors” and in the “Forward-Looking Statements” disclosure in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our latest annual report on Form 10-K and in our subsequent Form 10-Q Reports. All forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

COMPANY CONTACT:
Richard Bundy
Senior Vice President, Chief Financial Officer
(763) 551-5000

INVESTOR RELATIONS CONTACT:
Jean Fontana
ICR, Inc.
(646) 277-1214

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 1,	August 3,	August 1,	August 3,
	2020	2019	2020	2019
Net sales	$58,481	$83,443	$98,606	$166,663
Merchandise, buying and occupancy costs	52,101	58,969	88,502	116,575
Gross profit	6,380	24,474	10,104	50,088
Other operating expenses:
Selling, general and administrative	19,361	27,754	37,884	56,942
Depreciation and amortization	1,870	2,199	3,776	4,581
Impairment of store assets	—	311	264	311
Total other operating expenses	21,231	30,264	41,924	61,834
Operating loss	(14,851)	(5,790)	(31,820)	(11,746)
Interest expense, net	(280)	(111)	(553)	(267)
Loss before income taxes	(15,131)	(5,901)	(32,373)	(12,013)
Income tax (benefit) provision	(37)	40	(41)	80
Net loss	$(15,094)	$(5,941)	$(32,332)	$(12,093)

Basic loss per share:
Net loss	$(0.40)	$(0.16)	$(0.86)	$(0.32)
Basic shares outstanding	37,693	37,440	37,627	37,686

Diluted loss per share:
Net loss	$(0.40)	$(0.16)	$(0.86)	$(0.32)
Diluted shares outstanding	37,693	37,440	37,627	37,686

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	August 1,	August 3,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$2,771	$2,242
Accounts receivable	2,603	3,471
Merchandise inventories	36,006	48,718
Prepaid expenses and other current assets	4,104	3,894
Income taxes receivable	379	294
Total current assets	45,863	58,619
Non-current assets:
Property, equipment and improvements, net	21,849	27,925
Operating lease assets	98,237	121,782
Deferred income taxes	613	499
Other assets	1,120	668
Total non-current assets	121,819	150,874
Total assets	$167,682	$209,493

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$27,901	$27,098
Short-term borrowings	4,575	3,450
Current portion of long-term debt	417	—
Current portion of long-term lease liabilities	24,535	28,258
Accrued salaries, wages and related expenses	4,749	5,139
Accrued liabilities and other current liabilities	21,763	19,507
Total current liabilities	83,940	83,452

Non-current liabilities:
Long-term lease liabilities	89,827	111,968
Long-term debt	14,583	—
Other non-current liabilities	2,254	2,013
Total non-current liabilities	106,664	113,981

Stockholders' equity:
Common stock	454	451
Additional paid-in capital	129,713	129,118
(Accumulated deficit) retained earnings	(40,214)	(4,634)
Common stock held in treasury	(112,875)	(112,875)
Total stockholders' equity	(22,922)	12,060
Total liabilities and stockholders' equity	$167,682	$209,493

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Twenty-Six Weeks Ended
	August 1,	August 3,
	2020	2019
Cash flows from operating activities:
Net loss	$(32,332)	$(12,093)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,776	4,581
Impairment of store assets	264	311
Amortization of financing costs	96	30
Lease costs	12,061	12,867
Stock-based compensation expense	309	413
Changes in operating assets and liabilities:
Accounts receivable	372	(704)
Merchandise inventories	5,692	(7,680)
Prepaid expenses and other assets	255	(505)
Income taxes receivable	(89)	(26)
Accounts payable	4,255	9,286
Accrued liabilities	(2,395)	(2,964)
Lease liabilities	(11,616)	(13,634)
Other liabilities	423	(230)
Net cash used in operating activities	(18,929)	(10,348)

Cash flows from investing activities:
Purchases of property, equipment and improvements	(661)	(996)
Net cash used in investing activities	(661)	(996)

Cash flows from financing activities:
Shares redeemed for payroll taxes	(7)	(5)
Proceeds from bank credit facility	18,155	12,650
Payments of bank credit facility	(13,580)	(9,200)
Payments of debt issuance costs	(405)	—
Proceeds from long-term borrowings	15,000	—
Acquisition of common stock held in treasury, at cost	—	(98)
Net cash provided by financing activities	19,163	3,347

Net decrease in cash and cash equivalents	(427)	(7,997)
Cash and cash equivalents at beginning of period	3,198	10,239
Cash and cash equivalents at end of period	$2,771	$2,242

Supplemental cash flow information:
Interest paid	$553	$267
Income taxes paid	59	$198
Accrued purchases of property, equipment and improvements	$221	$98

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (UNAUDITED)
(in thousands)

The following table reconciles from Net loss in accordance with generally accepted accounting principles (GAAP) to Adjusted EBITDA, a non-GAAP measure, for the thirteen and twenty-six weeks ended August 1, 2020 and August 3, 2019:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 1,	August 3,	August 1,	August 3,
	2020	2019	2020	2019
Net loss on a GAAP basis	$(15,094)	$(5,941)	$(32,332)	$(12,093)
Income tax (benefit) provision	(37)	40	(41)	80
Interest expense, net	(280)	(111)	(553)	(267)
Depreciation & amortization	1,869	2,199	3,775	4,581
Impairment of store assets	—	311	264	311
Executive severance	—	—	—	396
Stock based compensation	$147	$160
Adjusted EBITDA	$(12,835)	$(2,976)	$(27,472)	$(5,901)

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION OF LOSS PER SHARE (UNAUDITED)
(in thousands, except per share amounts)

The following table reconciles Net loss per share in accordance with GAAP to adjusted net loss per share, on a non-GAAP basis, for the thirteen and twenty-six weeks ended August 1, 2020 and August 3, 2019:

	Thirteen Weeks Ended
	August 1,			August 3,
	2020			2019
	Pretax	Net of tax	Per share amounts	Pretax	Net of tax	Per share amounts
GAAP net loss per share			$(0.40)			$(0.16)
Adjustments
Impairment of store assets	—	—	0.00	311	309	0.01
Lease termination fees and other related costs, net	—	—	0.00	144	143	0.00
Executive severance	147	147	0.00	—	—	0.00
Stock based compensation		—	0.00	160	159	0.00
Adjusted loss per share			$(0.40)			$(0.15)

	Twenty-Six Weeks Ended
	August 1,			August 3,
	2020			2019
	Pretax	Net of tax	Per share amounts	Pretax	Net of tax	Per share amounts
GAAP net loss per share			$(0.86)			$(0.32)
Adjustments
Impairment of store assets	264	264	0.01	311	309	0.01
Lease termination fees and other related costs, net	—	—	0.00	144	143	0.00
Executive severance	—	—	0.00	396	393	0.01
Stock based compensation	309	309	0.01	413	413	0.01
Adjusted loss per share			$(0.84)			$(0.29)